EXHIBIT 10.25

AMENDMENT NO. 1 TO THE

CREDIT AGREEMENT

Dated as of December 22, 2004

AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”) among Ceradyne, Inc., a Delaware corporation (“Ceradyne”), Ceradyne ESK, LLC, a Delaware limited liability company (“ESK LLC”), ESK Ceramics GmbH & Co. KG (“ESK KG”; and collectively with Ceradyne and ESK LLC, the “Borrowers”), the banks, financial institutions and other lenders party hereto (collectively, the “Lenders”) and Wachovia Bank, National Association, as collateral agent and administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrowers, the Guarantors (as defined therein), the Administrative Agent and the Lenders have entered into a Credit Agreement dated as of August 18, 2004 (such Credit Agreement, as supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement in certain respects as set forth below.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

(a) Section 1.01 is amended by inserting the following proviso immediately before the period at the end of the definition of “EBITDA”:

“; provided, that, except for purposes of determining Excess Cash Flow, EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Administrative Agent, to include, as of the first day of any such period, the Acquisition or any Permitted Acquisition closed during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses of the Acquisition or any Permitted Acquisition closed during such period calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent”

(b) Section 5.02(g) is amended by (i) deleting the word “and” at the end of clause (A) thereof, (ii) deleting the punctuation mark “.” at the end of clause (B) thereof and inserting “; and” in replacement therefor and (iii) inserting the following new clause (C):

“(C) Ceradyne may declare and make dividend payments or other distributions to its stockholders payable solely in the common stock or other common Equity Interests of Ceradyne.”

(c) Section 5.04 is amended by deleting the figure “$25,000,000” where it appears in subsection (c) thereof and inserting the figure “$32,000,000” in replacement therefor.

Amendment No. 1 to Ceradyne Credit Agreement

(d) Section 5.04 is further amended by deleting the final paragraph thereof in its entirety.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, and as of the date (the “Amendment No. 1 Effective Date”) on which, (a) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Guarantors and the Required Lenders, and dated the date of receipt thereof by the Administrative Agent (unless otherwise specified), and (b) the Administrative Agent shall have received payment of all accrued expenses of the Administrative Agent (including the reasonable and accrued fees of counsel to the Administrative Agent invoiced on or prior to the date hereof).

SECTION 3. Reference to and Effect on the Loan Documents. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 4. Consent. Each of Ceradyne, ESK LLC and ESK KG, as Guarantors under the Credit Agreement (the “Guaranty”) in favor of the Administrative Agent and the Lenders party to the Credit Agreement, hereby consents to this Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, and (b) each of the Collateral Documents to which such Guarantor is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the obligations to be secured thereunder.

SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Amendment No. 1 to Ceradyne Credit Agreement

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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Amendment No. 1 to Ceradyne Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CERADYNE, INC.

By	/s/ Jerrold J. Pellizzon
Name: Jerrold J. Pellizzon
Title: CFO

CERADYNE ESK, LLC

By	/s/ Jerrold J. Pellizzon
Name: Jerrold J. Pellizzon
Title: CFO

ESK CERAMICS GMBH & CO. KG

By:	/s/ Jerrold J. Pellizzon
Name: Jerrold J. Pellizzon
Title: CFO

Amendment No. 1 to Ceradyne Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Richard L. Nelson
Name: Richard L. Nelson Title: Vice President